                      FREE WRITING PROSPECTUS FOR
                      FIRST FRANKLIN MORTGAGE LOAN TRUST,
(MERRILL LYNCH LOGO)  SERIES 2005-FF12
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                               ABS NEW TRANSACTION



                             FREE WRITING PROSPECTUS

                         $[1,874,757,000] (APPROXIMATE)
                       FIRST FRANKLIN MORTGAGE LOAN TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2005-FF12



                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SELLER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                         FIRST FRANKLIN FINANCIAL CORP.
                                   ORIGINATOR

                        NATIONAL CITY HOME LOAN SERVICES
                                    SERVICER

                                      [TBD]
                                 MASTER SERVICER

                                      [TBD]
                                     TRUSTEE



                                DECEMBER 12, 2005


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Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                      FREE WRITING PROSPECTUS FOR
                      FIRST FRANKLIN MORTGAGE LOAN TRUST,
(MERRILL LYNCH LOGO)  SERIES 2005-FF12
--------------------------------------------------------------------------------

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.


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Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.


                                                                               2
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
BACK
DEBT             NUMBER       AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
TO                 OF         PRINCIPAL       OF     WEIGHTED  AVERAGE    PRINCIPAL    AVERAGE   AVERAGE  PERCENT           PERCENT
INCOME          MORTGAGE       BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  ORIGINAL    FULL   PERCENT  SILENT
RATIO            LOANS       OUTSTANDING     POOL     COUPON    SCORE    OUTSTANDING    LTV       CLTV      DOC      IO     SECOND
-----            -----       -----------     ----     ------    -----    -----------    ---       ----      ---      --     ------
0.01 to 5.00          10  $  4,177,545.18      0.55%     6.58%      671  $   417,755     78.19%    85.65%  100.00%   42.78%   37.29%
5.01 to 10.00          5  $  1,981,769.60      0.26%     6.33%      682  $   396,354     74.36%    87.68%   81.83%   18.17%   79.16%
10.01 to 15.00         9  $  4,231,338.81      0.56%     6.63%      647  $   470,149     81.06%    91.92%   89.22%   96.18%   60.63%
15.01 to 20.00        18  $  8,155,259.96      1.08%     6.41%      670  $   453,070     75.64%    86.35%   98.47%   77.98%   56.54%
20.01 to 25.00        54  $ 15,782,074.51      2.09%     6.66%      663  $   292,261     73.94%    81.56%   66.57%   66.94%   45.14%
25.01 to 30.00        83  $ 33,264,343.53      4.41%     6.52%      674  $   400,775     76.17%    86.77%   63.90%   85.60%   56.61%
30.01 to 35.00       152  $ 51,659,498.44      6.85%     6.57%      668  $   339,865     75.57%    84.74%   60.48%   79.40%   48.40%
35.01 to 40.00       283  $102,922,261.38     13.65%     6.51%      670  $   363,683     78.46%    91.10%   55.27%   88.18%   67.73%
40.01 to 45.00       475  $175,897,533.47     23.32%     6.58%      677  $   370,311     79.28%    93.00%   43.97%   88.92%   72.49%
45.01 to 50.00       623  $231,425,515.00     30.69%     6.63%      671  $   371,470     79.78%    94.12%   40.58%   89.01%   74.48%
50.01 to 55.00       341  $124,243,675.36     16.47%     6.31%      661  $   364,351     79.46%    94.03%   94.76%   89.46%   78.20%
55.01 to 60.00         2  $    427,728.10      0.06%     7.13%      610  $   213,864     80.00%    91.04%   55.18%   55.18%   55.18%
                   -----  ---------------    ------      ----       ---  -----------     -----     -----   ------    -----    -----
TOTAL:             2,055  $754,168,543.34    100.00%     6.54%      670  $   366,992     78.80%    92.04%   56.58%   87.14%   70.04%
                   =====  ===============    ======      ====       ===  ===========     =====     =====   ======    =====    =====